UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2010

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.   Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with entry into the Credit Agreement (as defined below), Kenexa Technology, Inc. (“KTI”), a wholly owned subsidiary of Kenexa Corporation (“Kenexa”), paid all outstanding amounts under that certain credit agreement, dated August 31, 2010, between KTI, PNC Bank, National Association, as administrative agent, and the lenders party thereto (the “Original Credit Agreement”), pursuant to which lenders made available to KTI a maximum amount of $25,000,000 under a revolving credit facility.  The material terms of the Original Credit Agreement are disclosed in Kenexa’s current report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2010, the contents of which are incorporated by reference herein.  The Original Credit Agreement, and all obligations of the parties thereunder, terminated on October 20, 2010.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 20, 2010, KTI entered into a credit agreement (the “Credit Agreement”) with PNC Bank, National Association, as administrative agent (“Agent”), and the lenders party thereto.  The maximum amount available under the senior secured credit facility is $60,000,000, comprised of a $35,000,000 revolving facility, including a sublimit of up to $5,000,000 for letters of credit and a sublimit of up to $2,500,000 for swing loans (the “Revolving Facility”), and a $25,000,000 term facility (the “Term Facility”). KTI may request to increase the maximum amount available under the Revolving Facility to $50,000,000.  The Credit Agreement will terminate, and all borrowings will become due and payable, on October 19, 2013. Kenexa and each of its U.S. subsidiaries (other than KTI and the Puerto Rico subsidiary) (collectively, the “Guarantors”) are guarantors of the obligations under the Credit Agreement. Borrowings under the Credit Agreement are secured by substantially all of KTI’s and the Guarantors’ assets (including a pledge of the capital stock of their subsidiaries (but limited to only 65% of the voting stock of first-tier foreign subsidiaries)).

KTI’s borrowings under the Revolving Facility and Term Facility bear interest at either (i) the adjusted London Interbank Oferred Rate for U.S. Dollar deposits, or LIBOR Rate, plus the applicable margin or (ii) the Base Rate—the greater of the Agent’s prime rate, the Federal Funds Open Rate plus ½ of 1.0%, and the LIBOR rate plus 100 basis points—plus the applicable margin. The applicable margin, ranging from 275 to 325 basis points for LIBOR Rate loans and from 175 to 225 basis points for Base Rate loans, depends on the fixed coverage ratio of Kenexa and its consolidated subsidiaries.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement, by and among Kenexa Technology, Inc., PNC Bank, National Association, as administrative agent, and the lenders party thereto, dated as of October 20, 2010.

*       Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2010	By: /s/ Donald F. Volk Donald F Volk Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Credit Agreement, by and among Kenexa Technology, Inc., PNC Bank, National Association, as administrative agent, and the lenders party thereto, dated as of October 20, 2010.

*       Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.